UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 12, 2016

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of stockholders on May 12, 2016. As of the record date, March 18, 2016, there were 7,563,600 shares of Class A common stock outstanding, each entitled to one vote. 85.97% of those shares were represented at the annual meeting.

At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in the Company’s proxy statement.

Proposal 1

The Company’s stockholders elected nine directors (listed below) to hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified. There were no abstentions. The number of votes cast for or withheld and the broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mikel H. Williams, Chairman	2,799,973	516,677	3,185,673
Michael Diament	2,802,187	514,463	3,185,673
Osbert Hood	2,801,090	515,560	3,185,673
W. Thomas Jagodinski	2,802,312	514,338	3,185,673
Patricia J. Jamieson	2,801,385	515,265	3,185,673
Suleman E. Lunat	3,067,714	248,936	3,185,673
William J. Madia	2,804,121	512,529	3,185,673
Michael P. Morrell	2,804,968	511,682	3,185,673
Daniel B. Poneman	2,802,609	514,041	3,185,673

Proposal 2

The Company’s stockholders cast their votes with respect to the advisory approval of the Company’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,964,776	331,097	20,777	3,185,673

Proposal 3

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2016 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,027,007	384,901	90,415	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	May 16, 2016	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer